Exhibit 99.1

Nara Bancorp Chairman Chong-Moon Lee Announces Departure From Board of Directors to Focus on International Philanthropic Endeavors

LOS ANGELES--(BUSINESS WIRE)--September 15, 2010--Nara Bancorp, Inc. (the “Company”) (NASDAQ: NARA), the holding company of Nara Bank (the “Bank”), announced that Chong-Moon Lee, Chairman of the Board of the Company and a member of the Board of the Bank, will step down from his board positions effective today, September 15, 2010. Mr. Lee indicated that he intends to devote his full attention to his mission to promote social innovation, including building elementary and secondary schools in the poorest Asian and African countries.

Mr. Lee stated, “I am very proud of the work we have done with the Board and management to build Nara Bancorp into one of the premier Korean-American financial institutions in the country and I am confident that the current Board of Directors and management team will continue to grow the franchise in the future. Those who know me well know that I am an enthusiast for education and I see a tremendous need for building the educational infrastructure in many regions within the less developed countries in Asia and Africa. I am excited about spending the next several months in Nepal, Bhutan and Tibet and helping to improve the educational infrastructure in a way that will have a positive impact in that region for generations to come.”

“We are very grateful for the leadership that Mr. Lee has provided to Nara Bank and for all of the valuable work he has done in the worldwide community,” said Alvin Kang, Chief Executive Officer of Nara Bancorp. “We hope that Mr. Lee can have an active role with the Company again at some point in the future when his schedule permits.”

The Company anticipates electing a new Chairman at the next scheduled meeting of the Board of Directors. The election of the new Chairman will be subject to regulatory approval.

About Nara Bancorp, Inc.

Nara Bancorp, Inc. is the parent company of Nara Bank, which was founded in 1989. Nara Bank is a full-service community bank headquartered in Los Angeles with 23 branches and one loan production office in the United States. Nara Bank operates full-service branches in California, New York and New Jersey, and a loan production office in Texas. Nara Bank was founded specifically to serve the needs of Korean Americans. Presently, Nara Bank serves a diverse group of customers mirroring its communities. Nara Bank specializes in core business banking products for small and medium-sized companies, with an emphasis in commercial real estate and business lending, SBA lending and international trade financing. Nara Bank is a member of the FDIC and is an Equal Opportunity Lender.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about future operations and projected full-year financial results that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include but are not limited to economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services, and pricing. Readers should carefully review the risk factors and the information that could materially affect the Company’s financial results and business, described in documents the Company files from time to time with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and Annual Reports on Form 10-K, and particularly the discussions of business considerations and certain factors that may affect results of operations and stock price set forth therein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

CONTACT:
Financial Profiles, Inc.
Tony Rossi, 310-478-2700 x13
trossi@finprofiles.com